UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Definitive Healthcare Corp.

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EXPLANATORY NOTE

As disclosed in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (“SEC”) on May 5, 2022 by Definitive Healthcare Corp. (the “Company”), the Company announced that its Board of Directors (the “Board”) appointed Robert Musslewhite, the Company’s current President, to the position of Chief Executive Officer (“CEO”), effective August 1, 2022. Effective as of the same date, Jason Krantz, the Company’s founder, Chairman of the Board and current CEO will step down from his role as CEO, and become Executive Chairman of the Board. Mr. Musslewhite will also continue to serve as a member of the Board.

This proxy statement supplement (this “Supplement”) is being filed to update the definitive proxy statement filed by the Company with the SEC on April 12, 2022 (the “Proxy Statement”) to reflect the information disclosed on the Form 8-K.

Mr. Krantz is a nominee for director at the Company’s 2022 Annual Meeting of Stockholders scheduled to be held at 4:00 p.m. Eastern Time, on Tuesday, May 24, 2022 (the “Annual Meeting”), and the information in this Supplement does not impact his nomination for election or any of the proposals set forth for approval by our stockholders at the Annual Meeting.

SUPPLEMENT TO PROXY STATEMENT

This Supplement is being filed with the SEC and being made available to stockholders of the Company on or about May 5, 2022 in connection with the solicitation of proxies from the holders of the Company’s Class A Common Stock and Class B Common Stock, in each case, outstanding as of the Record Date for the Annual Meeting.

This Supplement should be read in conjunction with the Proxy Statement. All references in the information below are to the Proxy Statement, and defined terms used but not defined below have the meaning ascribed to them in the Proxy Statement. Except as updated or supplemented by this Supplement, all information set forth in the Proxy Statement remains unchanged. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement supersedes and supplements the information in the Proxy Statement.

SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT

On page 5 of the Proxy Statement, the biographical information for Jason Krantz under “Proposal No. 1–Election of Class I Directors – Nominees for Election to the Board of Directors in 2022” is revised to read as follows:

Mr. Krantz has served as the Company’s Chief Executive Officer since he founded the Company in February 2011. Effective on August 1, 2022, Mr. Krantz will step down from his role as Chief Executive Officer of the Company, and will become Executive Chairman of the Board.

Prior to founding Definitive Healthcare, Mr. Krantz founded and served as CEO of Infinata, a SaaS based provider of intelligence to the pharmaceutical industry under the brand BioPharm Insight, from 1999 to 2007 until the company was sold to Pearson Media Group. In addition, Mr. Krantz has co-founded and helped build several intelligence and analytics companies including Energy Acuity, a privately held provider of intelligence on the alternative energy market and Xtelligent Media, a privately held integrated marketing company focused on the healthcare industry. Mr. Krantz previously served on the board of directors of RainKing Solutions from 2015 until 2017. Mr. Krantz currently serves on the board of directors of CapHedge Ventures Inc., a private company. Mr. Krantz holds a B.S. in Finance and Computer Science from Boston College and an M.B.A. from Harvard Business School.

We believe Mr. Krantz is qualified to serve on our Board of Directors because of his entrepreneurial experiences, finance and data analytics expertise as well as knowledge of the healthcare industry.

On page 8 of the Proxy Statement, the biographical information for Robert Musslewhite under “Proposal No. 1–Election of Class I Directors – Continuing Members of the Board of Directors – Class III–Directors whose term expires in 2024” is revised to read as follows:

Mr. Musslewhite has served as a member of the Board of Directors of the Company since June 2021. Mr. Musslewhite was also appointed as President of the Company on October 7, 2021. Effective on August 1, 2022, Mr. Musslewhite will take on the role of the Company’s Chief Executive Officer, as well as continuing to serve as a member of the Board.

Mr. Musslewhite was the Chief Executive Officer of OptumInsight, the health services business of Optum, from August 2019 through August 2021, Optum360, Optum’s medical billing and coding business from March 2019 to August 2019, and Optum Analytics and Advisory Board Research, which provides research on healthcare strategy, care delivery, and operations from 2017 to March 2019. Mr. Musslewhite also served as Chief Executive Officer of The Advisory Board Company from 2008 until 2017 and Chairman from 2013 to 2017, at which time The Advisory Board Company was acquired by Optum. Prior to joining The Advisory Board Company, Mr. Musslewhite was an Associate Principal with McKinsey & Company, a global management consulting firm. Mr. Musslewhite currently serves on the boards of directors of CoStar Group, Ascend Learning, and Iodine Software, and is a member of the Economics Club of Washington D.C. Mr. Musslewhite received a J.D. from Harvard Law School and an A.B. in Economics from Princeton University.

We believe Mr. Musslewhite is qualified to serve on our Board of Directors because of his consulting experience, knowledge of the healthcare industry and experience with healthcare data analytics.

On page 11 of the Proxy Statement, the disclosure under “The Board of Directors and Certain Governance Matters – Board Structure” is revised to read as follows:

Our Board of Directors is currently led by Mr. Krantz, our Chairman of the Board, Founder and Chief Executive Officer. The Board does not currently have a fixed policy regarding the separation of the offices of Chair of the Board and CEO, and believes that it should maintain the flexibility to select the Chair of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight. On August 1, 2022, Mr. Krantz will step down as Chief Executive Officer and will then serve as the Executive Chairman of the Board, at which time the role of Chairman and Chief Executive Officer will be separated. Mr. Krantz will continue to lead the Board while also providing support for the distinct succeeding Chief Executive Officer, Robert Musslewhite.

On page 25 of the Proxy Statement, the disclosure under “Executive and Director Compensation – Employment Arrangements” is revised to include the following:

Recent Employment Arrangements

In connection with Mr. Krantz’s resignation as CEO and appointment as Executive Chairman of the Board, the Company and Mr. Krantz have entered into an Executive Chairman Agreement, pursuant to which Mr. Krantz will be eligible for certain payments and benefits, as detailed in the Form 8-K.

In connection with Mr. Musslewhite’s appointment as CEO, the Company and Mr. Musslewhite have entered into an Amended and Restated Employment Agreement detailing Mr. Musslewhite’s terms of employment as CEO, which are further described in the Form 8-K.

Important Information

The Company has filed the Proxy Statement with the SEC and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented by this Supplement, because it contains important information.

Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. Where information in the Proxy Statement is described as current as of a certain date, it remains current only as of such date, except as specifically amended or supplemented by the information set forth in this Supplement.

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You can obtain the Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other documents we file with the SEC free of charge at www.proxydocs.com/DH or on the SEC’s website at www.sec.gov.